EXHIBIT 99.1

First Financial Bancorp Reports First Quarter 2016 Financial Results
Net Income Increases 12% from First Quarter 2015

Cincinnati, Ohio - April 21, 2016 - First Financial Bancorp (Nasdaq: FFBC) (“First Financial” or the “Company”) announced financial results for the first quarter 2016. For the three months ended March 31, 2016, the Company reported net income of $19.8 million, or $0.32 per diluted common share, compared to net income of $19.8 million, or $0.32 per diluted common share, in the fourth quarter of 2015 and $17.6 million, or $0.29 per diluted common share, in the first quarter of 2015.

Return on average assets for the first quarter of 2016 was 0.98% while return on average tangible common equity was 13.06%. These compare to a return on average assets of 0.99% and return on average tangible common equity of 12.98% in the fourth quarter of 2015 and a return on average assets of 0.99% and a return on average tangible common equity of 11.12% in the first quarter of 2015.

First quarter 2016 results included approximately $0.5 million of pre-tax, non-operating expenses which were primarily related to the consolidation of six branch locations during the period. Excluding these items, net income was $20.1 million, or $0.33 per diluted common share, return on average assets was 1.00% and return on average tangible common equity was 13.27%. Excluding $1.0 million of pre-tax, non-operating expenses, fourth quarter 2015 net income was $20.5 million, or $0.33 per diluted common share, return on average assets was 1.02% and return on average tangible common equity was 13.40%.

Claude Davis, Chief Executive Officer, commented, “We are pleased with another strong quarter of operating results, which produced our 102nd consecutive quarter of profitability. Continuing on the momentum from 2015, loan production remained strong during the first quarter, with balance growth of 8.6% on an annualized basis. Loan balances grew in the first quarter as our metropolitan markets continued to exhibit high demand, while specialty finance lending, which includes our two nationwide lending platforms, also contributed to loan growth during the period."

"Net interest margin remained stable, reflecting the impact from the interest rate increase late in 2015 as well as higher yields on the investment portfolio. We are well positioned to take advantage of rising rates and are excited about the growth opportunities throughout our footprint. Additionally, we remain focused on growing fee income and reducing funding costs through targeted initiatives across the organization."

"As we look forward, our focus remains centered on serving the financial needs of our commercial, small business, consumer and wealth management clients while remaining disciplined in our approach to further our progress toward top-quartile performance."

NET INTEREST INCOME AND NET INTEREST MARGIN

Net interest income for the first quarter was $66.6 million as compared to $66.1 million for the fourth quarter 2015 and $58.6 million for the first quarter 2015. Compared to the linked quarter, total interest income increased $1.6 million, or 2.1%, while total interest expense increased $1.1 million, or 15.3%. Net interest margin on a fully tax equivalent basis was 3.68% for the first quarter compared to 3.69% for the fourth quarter 2015 and 3.67% for the first quarter 2015.

Interest income on loans increased $0.9 million compared to the prior quarter, as average loan balances increased $174.8 million during the period. The effective yield on the loan portfolio was consistent with fourth quarter results, declining slightly to 4.59% for the first quarter 2016 compared to 4.62% in the fourth quarter of 2015. The increase in interest income on loans compared to first quarter of 2015 was related to organic loan growth as well as the Oak Street acquisition, which closed during the third quarter of 2015.

Interest income on investment securities increased $0.6 million compared to the prior quarter due to the higher yield earned on the portfolio as average balances were relatively unchanged. The effective yield on the investment portfolio increased 15 bps to 2.59%, reflecting efforts to re-balance the portfolio into higher yielding securities, the recent interest rate increase and a modest decline in prepayment speeds during the quarter.

Interest expense increased $1.1 million compared to the prior quarter, due primarily to the fourth quarter increase in interest rates, as well as a $206.5 million increase in average interest bearing liabilities during the period.

The effective cost of borrowed funds decreased by 1 bp to 1.02%, while the cost of deposit funding increased 3 bps from 33 bps in the fourth quarter 2015 to 36 bps during the first quarter 2016 primarily due to the impact of higher interest rates on indexed deposits.

NONINTEREST INCOME

The Company's noninterest income was $15.5 million for the first quarter of 2016 compared to $15.8 million for the fourth quarter of 2015 and $17.6 million for the first quarter of 2015. The $0.3 million decrease versus the linked quarter was primarily related to a $0.4 million decrease in FDIC loss sharing income, as well as seasonal declines of $0.4 million in deposit service charges and $0.2 million in bankcard income. These declines were partially offset by a $0.4 million seasonal increase in trust and wealth management fees and a $0.2 million increase in accelerated discount on covered / formerly covered loans during the period. The comparable quarter decline was primarily due to higher accelerated discount on covered / formerly covered loans as well as the recapture of a previously accrued liability due to the favorable resolution of a former Irwin subsidiary matter during the first quarter of 2015.

NONINTEREST EXPENSE

The Company's noninterest expense was $50.7 million for the first quarter of 2016 compared to $51.3 million for the fourth quarter of 2015 and $48.1 million for the first quarter of 2015. The $0.6 million decrease was primarily related to $0.2 million of gains on the sale of OREO properties during the period, compared to $0.8 million of losses during the fourth quarter. The decline in losses on sale of OREO was partially offset by a $0.6 million increase in occupancy expenses primarily related to branch consolidation

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activity during the period. The increase in noninterest expense compared to first quarter of 2015 was primarily related to the Oak Street acquisition, which closed during the third quarter of 2015.

BALANCE SHEET & CAPITAL

Total assets were $8.2 billion, total loans were $5.5 billion and investment securities were $1.9 billion as of March 31, 2016. Total assets increased by $46.1 million, or 2.3% annualized, from the prior quarter and by $947.8 million, or 13.1%, compared to the prior year. Total loans increased by $115.8 million, or 8.6% annualized, from the prior quarter and by $741.1 million, or 15.6%, over the prior year. Investment securities decreased by $50.7 million, or 10.4% annualized, from the prior quarter and increased by $134.7 million, or 7.5%, over the prior year.

Total deposits were $6.2 billion as of March 31, 2016, a decrease of $2.8 million, or 0.2% annualized, compared to the prior quarter and increased $462.2 million, or 8.1%, compared to first quarter 2015. Borrowed funds were $1.1 billion as of March 31, 2016 and December 31, 2015 compared to $639.2 million as of March 31, 2015.

As of March 31, 2016, the Company had total shareholders' equity of $826.6 million, an increase of $17.2 million, or 8.6% annualized, over the prior quarter and an increase of $30.8 million, or 3.9%, over the prior year. The linked quarter increase in total shareholders' equity was primarily related to quarterly retained earnings as well as the impact to Other Comprehensive Income from unrealized gains on the investment securities portfolio during the period.

The Company's regulatory capital ratios remain strong and, as of March 31, 2016, were as follows: leverage ratio of 8.27%, total capital ratio of 12.84%, tier 1 capital ratio of 10.16% and tangible common equity ratio of 7.71%. The Company's tangible book value per share was $9.94 as of March 31, 2016.

ASSET QUALITY

First quarter provision expense was $1.7 million and the total allowance for loan and lease losses as of March 31, 2016 was $53.7 million.  The allowance as a percentage of period-end loans was 0.98% at the end of the first quarter which represents a 1 bp decline from 0.99% at the end of the fourth quarter.  The balance of the Company's total allowance and loan marks, net of the indemnification asset, was 1.08% of total loans and leases as of March 31, 2016 which represents a 3 bp decline from 1.11% as of December 31, 2015. This change is largely attributable to strong organic loan growth during the first quarter as well as the decline in nonaccrual loans and other asset quality improvements during the period.

For the first quarter, net charge-offs totaled $1.3 million, a decrease of $0.5 million, or 26.5% compared to the linked quarter, and were 0.10% of average loans on an annualized basis. Nonaccrual loans decreased $6.0 million, or 21.4%, to $22.0 million as of March 31, 2016.  Total classified assets increased slightly to $133.9 million as of March 31, 2016 compared to $132.4 million as of December 31, 2015.

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Teleconference / Webcast Information
First Financial’s executive management will host a conference call to discuss the Company’s financial and operating results on Friday, April 22, 2016 at 8:30 a.m. Eastern Standard Time. Members of the public who would like to listen to the conference call should dial (877) 506-6873 (U.S. toll free), (855) 669-9657 (Canada toll free) or +1 (412) 380-2003 (International) (no passcode required). The number should be dialed five to ten minutes prior to the start of the conference call. The conference call will also be accessible as an audio webcast via the Investor Relations section of the Company’s website at www.bankatfirst.com. A replay of the conference call will be available beginning one hour after the completion of the live call at (877) 344-7529 (U.S. toll free), (855) 669-9658 (Canada toll free) and +1 (412) 317-0088 (International); conference number 10084369. The webcast will be archived on the Investor Relations section of the Company’s website for 12 months.

Press Release and Additional Information on Website
This press release as well as supplemental information and any non-GAAP reconciliations related to this release is available to the public through the Investor Relations section of First Financial's website at www.bankatfirst.com.

About First Financial Bancorp
First Financial Bancorp is a Cincinnati, Ohio based bank holding company. As of March 31, 2016, the Company had $8.2 billion in assets, $5.5 billion in loans, $6.2 billion in deposits and $826.6 million in shareholders’ equity. The Company’s subsidiary, First Financial Bank, N.A., founded in 1863, provides banking and financial services products through its five lines of business: commercial, consumer, wealth management, specialty finance and mortgage. The commercial, consumer, specialty finance and mortgage units provide traditional banking services to business and retail clients. First Financial Wealth Management provides wealth planning, portfolio management, trust and estate, brokerage and retirement plan services and had approximately $2.3 billion in assets under management as of March 31, 2016. The Company’s strategic operating markets are located in Ohio, Indiana and Kentucky where it operates 101 banking centers. Additional information about the Company, including its products, services and banking locations is available at www.bankatfirst.com.

Forward-Looking Statement
Certain statements contained in this release which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Examples of forward-looking statements include, but are not limited to, projections of revenues, income or loss, earnings or loss per share, the payment or non-payment of dividends, capital structure and other financial items, statements of plans and objectives of First Financial or its management or board of directors and statements of future economic performances and statements of assumptions underlying such statements. Words such as ‘‘believes,’’ ‘‘anticipates,’’ “likely,” “expected,” ‘‘intends,’’ and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Management’s analysis contains forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. However, such performance involves risks and uncertainties that may cause actual results to differ materially. These factors include, but are not limited to: economic, market, liquidity, credit, interest rate, operational and technological risks associated with the Company’s business; the effect of and changes in policies and laws or regulatory agencies (notably the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act); management’s ability to effectively execute its business plan; mergers and acquisitions, including costs or difficulties related to the integration of acquired companies; the Company’s ability to comply with the terms of loss sharing agreements with the FDIC; the effect of changes in accounting policies and practices; and the costs and effects of litigation and of unexpected or adverse outcomes in such litigation. Please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, as well as its other filings with the SEC, for a more detailed discussion of these risks, uncertainties and other factors that could cause actual results to differ from those discussed in the forward-looking statements. Such forward-looking statements are meaningful only on the date when such statements are made, and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such a statement is made to reflect the occurrence of unanticipated events.

Contact Information
Investors/Analysts                    Media
John Gavigan                        Adam Kiefaber
Chief Financial Officer                    Media Relations
(513) 887-5400                        (513) 979-5735
InvestorRelations@bankatfirst.com            adam.kiefaber@bankatfirst.com

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Selected Financial Information
March 31, 2016
(unaudited)

FIRST FINANCIAL BANCORP.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended,
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
	2016	2015	2015	2015	2015
RESULTS OF OPERATIONS
Net income	$19,814	$19,820	$18,673	$18,949	$17,621
Net earnings per share - basic	$0.32	$0.33	$0.31	$0.31	$0.29
Net earnings per share - diluted	$0.32	$0.32	$0.30	$0.31	$0.29
Dividends declared per share	$0.16	$0.16	$0.16	$0.16	$0.16

KEY FINANCIAL RATIOS
Return on average assets	0.98%	0.99%	0.97%	1.05%	0.99%
Return on average shareholders' equity	9.70%	9.62%	9.12%	9.49%	9.06%
Return on average tangible shareholders' equity	13.06%	12.98%	12.33%	11.60%	11.12%

Net interest margin	3.62%	3.63%	3.61%	3.56%	3.61%
Net interest margin (fully tax equivalent) (1)	3.68%	3.69%	3.67%	3.62%	3.67%

Ending shareholders' equity as a percent of ending assets	10.09%	9.93%	10.32%	10.87%	10.98%
Ending tangible shareholders' equity as a percent of:
Ending tangible assets	7.71%	7.53%	7.84%	9.08%	9.16%
Risk-weighted assets	9.49%	9.47%	9.90%	11.63%	11.64%

Average shareholders' equity as a percent of average assets	10.12%	10.29%	10.67%	11.05%	10.95%
Average tangible shareholders' equity as a percent of
average tangible assets	7.71%	7.83%	8.12%	9.23%	9.11%

Book value per share	$13.36	$13.13	$13.17	$13.00	$12.90
Tangible book value per share	$9.94	$9.69	$9.74	$10.65	$10.54

Common equity tier 1 ratio (2)	10.16%	10.28%	10.51%	12.34%	12.29%
Tier 1 ratio (2)	10.16%	10.29%	10.52%	12.35%	12.29%
Total capital ratio (2)	12.84%	13.04%	13.37%	13.31%	13.27%
Leverage ratio (2)	8.27%	8.33%	8.58%	9.77%	9.67%

AVERAGE BALANCE SHEET ITEMS
Loans (3)	$5,417,812	$5,248,465	$5,032,708	$4,793,471	$4,770,671
FDIC indemnification asset	17,138	18,437	19,848	20,744	22,112
Investment securities	1,938,772	1,934,173	1,848,083	1,782,785	1,762,622
Interest-bearing deposits with other banks	24,291	18,920	37,468	19,960	21,255
Total earning assets	$7,398,013	$7,219,995	$6,938,107	$6,616,960	$6,576,660
Total assets	$8,118,945	$7,950,278	$7,611,389	$7,243,886	$7,201,313
Noninterest-bearing deposits	$1,386,768	$1,402,283	$1,344,049	$1,325,485	$1,286,067
Interest-bearing deposits	4,749,253	4,845,056	4,615,886	4,446,248	4,361,525
Total deposits	$6,136,021	$6,247,339	$5,959,935	$5,771,733	$5,647,592
Borrowings	$1,065,739	$763,408	$746,706	$587,225	$691,012
Shareholders' equity	$821,588	$817,756	$812,396	$800,598	$788,511

CREDIT QUALITY RATIOS
Allowance to ending loans	0.98%	0.99%	1.02%	1.09%	1.11%
Allowance to nonaccrual loans	244.16%	190.73%	149.33%	133.28%	107.98%
Allowance to nonperforming loans	103.07%	93.89%	95.34%	88.49%	82.18%
Nonperforming loans to total loans	0.95%	1.06%	1.07%	1.23%	1.36%
Nonperforming assets to ending loans, plus OREO	1.16%	1.30%	1.36%	1.56%	1.79%
Nonperforming assets to total assets	0.78%	0.86%	0.90%	1.03%	1.18%
Net charge-offs to average loans (annualized)	0.10%	0.14%	0.17%	0.27%	0.16%

(1) The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate. Management believes that it is a standard practice in the banking industry to present net interest margin and net interest income on a fully tax equivalent basis. Therefore, management believes, these measures provide useful information to investors by allowing them to make peer comparisons. Management also uses these measures to make peer comparisons.
(2) March 31, 2016 regulatory capital ratios are preliminary.
(3) Includes loans held for sale.

FIRST FINANCIAL BANCORP.
CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
(Dollars in thousands, except per share data)
(Unaudited)

	2016	2015
	First	Fourth	Third	Second	First	Full
	Quarter	Quarter	Quarter	Quarter	Quarter	Year
Interest income
Loans, including fees	$63,399	$62,502	$58,694	$54,586	$54,464	$230,246
Investment securities
Taxable	11,373	10,702	9,986	9,281	9,608	39,577
Tax-exempt	1,162	1,192	1,163	1,139	1,117	4,611
Total investment securities interest	12,535	11,894	11,149	10,420	10,725	44,188
Other earning assets	(1,139)	(1,164)	(1,168)	(1,162)	(1,181)	(4,675)
Total interest income	74,795	73,232	68,675	63,844	64,008	269,759

Interest expense
Deposits	5,530	5,172	4,861	4,621	4,820	19,474
Short-term borrowings	1,170	434	374	253	303	1,364
Long-term borrowings	1,540	1,543	281	296	299	2,419
Total interest expense	8,240	7,149	5,516	5,170	5,422	23,257
Net interest income	66,555	66,083	63,159	58,674	58,586	246,502
Provision for loan and lease losses	1,655	1,864	2,647	3,070	2,060	9,641
Net interest income after provision for loan and lease losses	64,900	64,219	60,512	55,604	56,526	236,861

Noninterest income
Service charges on deposit accounts	4,381	4,755	4,934	4,803	4,523	19,015
Trust and wealth management fees	3,440	3,086	3,134	3,274	3,634	13,128
Bankcard income	2,882	3,077	2,909	2,972	2,620	11,578
Client derivative fees	1,095	945	1,604	878	962	4,389
Net gains from sales of loans	1,181	1,325	1,758	1,924	1,464	6,471
Net gain on sale of investment securities	24	2	409	1,094	0	1,505
FDIC loss sharing income	(565)	(164)	(973)	(304)	(1,046)	(2,487)
Accelerated discount on covered / formerly covered loans	971	785	3,820	4,094	2,092	10,791
Other	2,103	2,008	2,760	2,680	3,364	10,812
Total noninterest income	15,512	15,819	20,355	21,415	17,613	75,202

Noninterest expenses
Salaries and employee benefits	29,615	29,632	27,768	27,451	26,941	111,792
Net occupancy	4,957	4,337	4,510	4,380	5,005	18,232
Furniture and equipment	2,213	2,185	2,165	2,219	2,153	8,722
Data processing	2,718	2,843	2,591	2,657	2,772	10,863
Marketing	1,065	1,052	810	973	888	3,723
Communication	481	502	531	558	570	2,161
Professional services	1,813	1,833	4,092	1,727	1,970	9,622
State intangible tax	639	598	579	577	577	2,331
FDIC assessments	1,132	1,139	1,103	1,114	1,090	4,446
Loss (gain) - other real estate owned	(190)	772	196	419	474	1,861
Loss sharing expense	297	414	574	576	301	1,865
Other	5,980	5,977	8,073	6,135	5,327	25,512
Total noninterest expenses	50,720	51,284	52,992	48,786	48,068	201,130
Income before income taxes	29,692	28,754	27,875	28,233	26,071	110,933
Income tax expense	9,878	8,934	9,202	9,284	8,450	35,870
Net income	$19,814	$19,820	$18,673	$18,949	$17,621	$75,063

ADDITIONAL DATA
Net earnings per share - basic	$0.32	$0.33	$0.31	$0.31	$0.29	$1.23
Net earnings per share - diluted	$0.32	$0.32	$0.30	$0.31	$0.29	$1.21
Dividends declared per share	$0.16	$0.16	$0.16	$0.16	$0.16	$0.64

Return on average assets	0.98%	0.99%	0.97%	1.05%	0.99%	1.00%
Return on average shareholders' equity	9.70%	9.62%	9.12%	9.49%	9.06%	9.33%

Interest income	$74,795	$73,232	$68,675	$63,844	$64,008	$269,759
Tax equivalent adjustment	1,052	1,046	1,000	988	983	4,017
Interest income - tax equivalent	75,847	74,278	69,675	64,832	64,991	273,776
Interest expense	8,240	7,149	5,516	5,170	5,422	23,257
Net interest income - tax equivalent	$67,607	$67,129	$64,159	$59,662	$59,569	$250,519

Net interest margin	3.62%	3.63%	3.61%	3.56%	3.61%	3.60%
Net interest margin (fully tax equivalent) (1)	3.68%	3.69%	3.67%	3.62%	3.67%	3.66%

Full-time equivalent employees	1,390	1,400	1,394	1,366	1,353

(1) The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate. Management believes that it is a standard practice in the banking industry to present net interest income on a fully tax equivalent basis. Therefore, management believes, these measures provide useful information to investors by allowing them to make peer comparisons. Management also uses these measures to make peer comparisons.

FIRST FINANCIAL BANCORP.
CONSOLIDATED STATEMENTS OF CONDITION
(Dollars in thousands)
(Unaudited)

	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	% Change	% Change
	2016	2015	2015	2015	2015	Linked Qtr.	Comparable Qtr.
ASSETS
Cash and due from banks	$102,675	$114,841	$112,298	$116,318	$111,011	(10.6)%	(7.5)%
Interest-bearing deposits with other banks	15,582	33,734	24,191	41,027	25,350	(53.8)%	(38.5)%
Investment securities available-for-sale	1,164,319	1,190,642	1,069,667	955,764	892,169	(2.2)%	30.5%
Investment securities held-to-maturity	702,315	726,259	756,035	791,839	839,666	(3.3)%	(16.4)%
Other investments	53,255	53,725	53,431	53,585	53,393	(0.9)%	(0.3)%
Loans held for sale	15,369	20,957	26,287	21,151	14,937	(26.7)%	2.9%
Loans and leases
Commercial and industrial	1,744,732	1,663,102	1,637,467	1,315,087	1,298,874	4.9%	34.3%
Lease financing	101,135	93,986	82,679	84,723	81,796	7.6%	23.6%
Real estate - construction	341,453	311,712	276,240	229,256	227,969	9.5%	49.8%
Real estate - commercial	2,261,857	2,258,297	2,169,662	2,171,806	2,120,084	0.2%	6.7%
Real estate - residential	508,512	512,311	506,653	506,391	496,852	(0.7)%	2.3%
Home equity	466,010	466,629	463,629	463,222	456,278	(0.1)%	2.1%
Installment	41,627	41,506	39,974	43,073	43,798	0.3%	(5.0)%
Credit card	39,283	41,217	39,759	39,216	37,886	(4.7)%	3.7%
Total loans	5,504,609	5,388,760	5,216,063	4,852,774	4,763,537	2.1%	15.6%
Less
Allowance for loan and lease losses	53,732	53,398	53,332	52,876	53,076	0.6%	1.2%
Net loans	5,450,877	5,335,362	5,162,731	4,799,898	4,710,461	2.2%	15.7%
Premises and equipment	138,036	136,603	139,020	139,170	140,477	1.0%	(1.7)%
Goodwill and other intangibles	211,533	211,865	211,732	145,465	145,586	(0.2)%	45.3%
FDIC indemnification asset	16,256	17,630	18,931	20,338	20,397	(7.8)%	(20.3)%
Accrued interest and other assets	323,337	305,793	306,210	298,817	292,349	5.7%	10.6%
Total Assets	$8,193,554	$8,147,411	$7,880,533	$7,383,372	$7,245,796	0.6%	13.1%

LIABILITIES
Deposits
Interest-bearing demand	$1,430,963	$1,414,291	$1,330,673	$1,175,219	$1,214,882	1.2%	17.8%
Savings	1,922,892	1,945,805	1,979,627	1,947,566	1,922,815	(1.2)%	0.0%
Time	1,414,313	1,406,124	1,440,223	1,262,881	1,277,291	0.6%	10.7%
Total interest-bearing deposits	4,768,168	4,766,220	4,750,523	4,385,666	4,414,988	0.0%	8.0%
Noninterest-bearing	1,408,609	1,413,404	1,330,905	1,330,149	1,299,602	(0.3)%	8.4%
Total deposits	6,176,777	6,179,624	6,081,428	5,715,815	5,714,590	0.0%	8.1%
Federal funds purchased and securities sold
under agreements to repurchase	75,499	89,325	62,317	68,349	68,142	(15.5)%	10.8%
FHLB short-term borrowings	894,400	849,100	701,200	641,700	523,500	5.3%	70.9%
Total short-term borrowings	969,899	938,425	763,517	710,049	591,642	3.4%	63.9%
Long-term debt	119,556	119,540	119,515	47,084	47,598	0.0%	151.2%
Total borrowed funds	1,089,455	1,057,965	883,032	757,133	639,240	3.0%	70.4%
Accrued interest and other liabilities	100,735	100,446	103,061	108,041	96,224	0.3%	4.7%
Total Liabilities	7,366,967	7,338,035	7,067,521	6,580,989	6,450,054	0.4%	14.2%

SHAREHOLDERS' EQUITY
Common stock	567,497	571,155	570,025	571,501	570,623	(0.6)%	(0.5)%
Retained earnings	398,224	388,240	378,258	369,462	360,390	2.6%	10.5%
Accumulated other comprehensive loss	(23,209)	(30,580)	(17,219)	(20,715)	(17,054)	(24.1)%	36.1%
Treasury stock, at cost	(115,925)	(119,439)	(118,052)	(117,865)	(118,217)	(2.9)%	(1.9)%
Total Shareholders' Equity	826,587	809,376	813,012	802,383	795,742	2.1%	3.9%
Total Liabilities and Shareholders' Equity	$8,193,554	$8,147,411	$7,880,533	$7,383,372	$7,245,796	0.6%	13.1%

FIRST FINANCIAL BANCORP.
AVERAGE CONSOLIDATED STATEMENTS OF CONDITION
(Dollars in thousands)
(Unaudited)

	Quarterly Averages
	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
	2016	2015	2015	2015	2015
ASSETS
Cash and due from banks	$117,782	$119,881	$114,279	$114,024	$112,841
Federal funds sold	0	0	0	0	0
Interest-bearing deposits with other banks	24,291	18,920	37,468	19,960	21,255
Investment securities	1,938,772	1,934,173	1,848,083	1,782,785	1,762,622
Loans held for sale	13,216	18,677	15,185	9,292	8,606
Loans and leases
Commercial and industrial	1,657,279	1,612,485	1,464,508	1,318,408	1,300,869
Lease financing	94,935	89,200	83,300	82,578	78,063
Real estate - construction	322,600	295,574	259,972	226,314	215,380
Real estate - commercial	2,270,686	2,180,015	2,164,917	2,117,450	2,129,434
Real estate - residential	509,422	505,208	500,544	497,350	496,451
Home equity	466,722	465,131	462,283	459,414	458,083
Installment	41,698	41,148	42,008	43,393	45,376
Credit card	41,254	41,027	39,991	39,272	38,409
Total loans	5,404,596	5,229,788	5,017,523	4,784,179	4,762,065
Less
Allowance for loan and lease losses	54,882	53,731	54,398	54,662	53,648
Net loans	5,349,714	5,176,057	4,963,125	4,729,517	4,708,417
Premises and equipment	138,377	138,689	139,457	140,117	141,153
Goodwill and other intangibles	211,707	211,722	179,333	145,500	145,689
FDIC indemnification asset	17,138	18,437	19,848	20,744	22,112
Accrued interest and other assets	307,948	313,722	294,611	281,947	278,618
Total Assets	$8,118,945	$7,950,278	$7,611,389	$7,243,886	$7,201,313

LIABILITIES
Deposits
Interest-bearing demand	$1,391,591	$1,423,915	$1,230,621	$1,220,391	$1,176,263
Savings	1,938,206	2,005,100	2,015,373	1,950,127	1,914,723
Time	1,419,456	1,416,041	1,369,892	1,275,730	1,270,539
Total interest-bearing deposits	4,749,253	4,845,056	4,615,886	4,446,248	4,361,525
Noninterest-bearing	1,386,768	1,402,283	1,344,049	1,325,485	1,286,067
Total deposits	6,136,021	6,247,339	5,959,935	5,771,733	5,647,592
Federal funds purchased and securities sold
under agreements to repurchase	89,349	79,354	68,505	67,664	77,269
FHLB short-term borrowings	856,837	564,522	606,618	472,295	565,918
Total short-term borrowings	946,186	643,876	675,123	539,959	643,187
Long-term debt	119,553	119,532	71,583	47,266	47,825
Total borrowed funds	1,065,739	763,408	746,706	587,225	691,012
Accrued interest and other liabilities	95,597	121,775	92,352	84,330	74,198
Total Liabilities	7,297,357	7,132,522	6,798,993	6,443,288	6,412,802

SHAREHOLDERS' EQUITY
Common stock	570,558	570,510	570,723	571,078	573,932
Retained earnings	395,756	385,295	378,160	365,847	355,848
Accumulated other comprehensive loss	(26,165)	(18,962)	(19,725)	(18,242)	(20,163)
Treasury stock, at cost	(118,561)	(119,087)	(116,762)	(118,085)	(121,106)
Total Shareholders' Equity	821,588	817,756	812,396	800,598	788,511
Total Liabilities and Shareholders' Equity	$8,118,945	$7,950,278	$7,611,389	$7,243,886	$7,201,313

FIRST FINANCIAL BANCORP.
NET INTEREST MARGIN RATE/VOLUME ANALYSIS (1)
(Dollars in thousands)
(Unaudited)

	Quarterly Averages
	March 31, 2016		December 31, 2015		March 31, 2015		Linked Qtr. Income Variance			Comparable Qtr. Income Variance
	Balance	Yield	Balance	Yield	Balance	Yield	Rate	Volume	Total	Rate	Volume	Total
Earning assets
Investments:
Investment securities	$1,938,772	2.59%	$1,934,173	2.44%	$1,762,622	2.47%	$749	$(108)	$641	$546	$1,264	$1,810
Interest-bearing deposits with other banks	24,291	0.53%	18,920	0.29%	21,255	0.27%	11	7	18	14	4	18
Gross loans (2)	5,434,950	4.59%	5,266,902	4.62%	4,792,783	4.51%	(357)	1,261	904	1,003	7,956	8,959
Total earning assets	7,398,013	4.06%	7,219,995	4.02%	6,576,660	3.95%	403	1,160	1,563	1,563	9,224	10,787

Nonearning assets
Allowance for loan and lease losses	(54,882)		(53,731)		(53,648)
Cash and due from banks	117,782		119,881		112,841
Accrued interest and other assets	658,032		664,133		565,460
Total assets	$8,118,945		$7,950,278		$7,201,313

Interest-bearing liabilities
Deposits:
Interest-bearing demand	$1,391,591	0.16%	$1,423,915	0.13%	$1,176,263	0.08%
Savings	1,938,206	0.26%	2,005,100	0.20%	1,914,723	0.27%
Time	1,419,456	1.05%	1,416,041	1.03%	1,270,539	1.07%
Total interest-bearing deposits	4,749,253	0.47%	4,845,056	0.42%	4,361,525	0.45%	$532	$(174)	$358	$203	$507	$710
Borrowed funds
Short-term borrowings	946,186	0.50%	643,876	0.27%	643,187	0.19%	371	365	736	484	383	867
Long-term debt	119,553	5.17%	119,532	5.12%	47,825	2.54%	14	(17)	(3)	310	931	1,241
Total borrowed funds	1,065,739	1.02%	763,408	1.03%	691,012	0.35%	385	348	733	794	1,314	2,108
Total interest-bearing liabilities	5,814,992	0.57%	5,608,464	0.51%	5,052,537	0.44%	917	174	1,091	997	1,821	2,818

Noninterest-bearing liabilities
Noninterest-bearing demand deposits	1,386,768		1,402,283		1,286,067
Other liabilities	95,597		121,775		74,198
Shareholders' equity	821,588		817,756		788,511
Total liabilities & shareholders' equity	$8,118,945		$7,950,278		$7,201,313

Net interest income (1)	$66,555		$66,083		$58,586		$(514)	$986	$472	$566	$7,403	$7,969
Net interest spread (1)		3.49%		3.51%		3.51%
Net interest margin (1)		3.62%		3.63%		3.61%

(1) Not tax equivalent.
(2) Loans held for sale, nonaccrual loans, covered loans, and indemnification asset are included in gross loans.

FIRST FINANCIAL BANCORP.
CREDIT QUALITY
(Dollars in thousands)
(Unaudited)

	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
	2016	2015	2015	2015	2015
ALLOWANCE FOR LOAN AND LEASE LOSS ACTIVITY
Balance at beginning of period	$53,398	$53,332	$52,876	$53,076	$52,858
Provision for loan and lease losses	1,655	1,864	2,647	3,070	2,060
Gross charge-offs
Commercial and industrial	329	622	536	510	1,481
Real estate - construction	0	0	85	0	0
Real estate - commercial	432	1,137	941	2,515	208
Real estate - residential	39	31	101	250	314
Home equity	273	300	322	163	700
Installment	54	128	124	12	131
Other	240	242	276	237	294
Covered / formerly covered loans	1,075	3,818	1,577	1,585	1,916
Total gross charge-offs	2,442	6,278	3,962	5,272	5,044
Recoveries
Commercial and industrial	163	386	357	185	44
Real estate - construction	7	91	0	10	29
Real estate - commercial	346	597	444	179	354
Real estate - residential	62	192	87	23	64
Home equity	164	102	195	129	154
Installment	35	36	59	44	60
Other	81	74	52	71	45
Covered / formerly covered loans	263	3,002	577	1,361	2,452
Total recoveries	1,121	4,480	1,771	2,002	3,202
Total net charge-offs	1,321	1,798	2,191	3,270	1,842
Ending allowance for loan and lease losses	$53,732	$53,398	$53,332	$52,876	$53,076

NET CHARGE-OFFS TO AVERAGE LOANS AND LEASES (ANNUALIZED)
Commercial and industrial	0.04%	0.06%	0.05%	0.10%	0.45%
Real estate - construction	(0.01)%	(0.12)%	0.13%	(0.02)%	(0.05)%
Real estate - commercial	0.02%	0.10%	0.10%	0.48%	(0.03)%
Real estate - residential	(0.02)%	(0.14)%	0.01%	0.21%	0.24%
Home equity	0.10%	0.18%	0.12%	0.03%	0.53%
Installment	0.19%	0.94%	0.65%	(0.32)%	0.68%
Other	0.48%	0.52%	0.74%	0.55%	0.88%
Covered / formerly covered loans	1.51%	1.40%	1.60%	0.33%	(0.74)%
Total net charge-offs	0.10%	0.14%	0.17%	0.27%	0.16%

COMPONENTS OF NONPERFORMING LOANS, NONPERFORMING ASSETS, AND UNDERPERFORMING ASSETS
Nonaccrual loans (1)
Commercial and industrial	$3,757	$8,231	$7,191	$6,683	$6,926
Real estate - construction	0	0	79	223	223
Real estate - commercial	8,178	9,059	17,228	21,186	29,925
Real estate - residential	4,243	5,027	4,940	5,257	6,100
Home equity	3,018	2,787	2,702	2,735	2,462
Installment	113	127	321	305	278
Lease financing	121	122	0	0	0
Covered / formerly covered loans	2,577	2,644	3,252	3,284	3,239
Nonaccrual loans	22,007	27,997	35,713	39,673	49,153
Accruing troubled debt restructurings (TDRs)	30,127	28,876	20,226	20,084	15,429
Total nonperforming loans	52,134	56,873	55,939	59,757	64,582
Other real estate owned (OREO)	11,939	13,254	15,187	16,401	20,906
Total nonperforming assets	64,073	70,127	71,126	76,158	85,488
Accruing loans past due 90 days or more	59	108	58	70	85
Total underperforming assets	$64,132	$70,235	$71,184	$76,228	$85,573
Classified assets	$113,883	$106,468	$97,022	$106,280	$109,090
Covered / formerly covered classified assets	20,057	25,963	33,110	33,651	44,727
Total classified assets	$133,940	$132,431	$130,132	$139,931	$153,817

CREDIT QUALITY RATIOS
Allowance for loan and lease losses to
Nonaccrual loans	244.16%	190.73%	149.33%	133.28%	107.98%
Nonperforming loans	103.07%	93.89%	95.34%	88.49%	82.18%
Total ending loans	0.98%	0.99%	1.02%	1.09%	1.11%
Allowance and loan marks, net of indemnification asset, to total loans	1.08%	1.11%	1.17%	1.27%	1.43%
Nonperforming loans to total loans	0.95%	1.06%	1.07%	1.23%	1.36%
Nonperforming assets to
Ending loans, plus OREO	1.16%	1.30%	1.36%	1.56%	1.79%
Total assets	0.78%	0.86%	0.90%	1.03%	1.18%
Nonperforming assets, excluding accruing TDRs to
Ending loans, plus OREO	0.62%	0.76%	0.97%	1.15%	1.46%
Total assets	0.41%	0.51%	0.65%	0.76%	0.97%

(1) Nonaccrual loans include nonaccrual TDRs of $7.5 million, $9.3 million, $13.6 million, $14.1 million, and $20.3 million, as of March 31, 2016, December 31, 2015, September 30, 2015, June 30. 2015, and March 31, 2015, respectively.

FIRST FINANCIAL BANCORP.
CAPITAL ADEQUACY
(Dollars in thousands, except per share data)
(Unaudited)

	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
	2016	2015	2015	2015	2015
PER COMMON SHARE
Market Price
High	$18.36	$20.72	$19.69	$18.55	$18.30
Low	$14.91	$17.83	$17.55	$16.68	$16.52
Close	$18.18	$18.07	$19.08	$17.94	$17.81

Average shares outstanding - basic	61,036,797	60,985,096	61,135,749	61,115,802	61,013,489
Average shares outstanding - diluted	61,840,247	61,861,182	61,987,795	61,915,294	61,731,844
Ending shares outstanding	61,855,027	61,641,680	61,713,633	61,707,847	61,686,887

Total shareholders' equity	$826,587	$809,376	$813,012	$802,383	$795,742

REGULATORY CAPITAL (1)	Preliminary
Common equity tier 1 capital	$658,001	$648,748	$638,574	$697,139	$686,191
Common equity tier 1 capital ratio	10.16%	10.28%	10.51%	12.34%	12.29%
Tier 1 capital	$658,105	$648,852	$638,678	$697,243	$686,295
Tier 1 ratio	10.16%	10.29%	10.52%	12.35%	12.29%
Total capital	$831,924	$822,431	$812,029	$751,818	$740,967
Total capital ratio	12.84%	13.04%	13.37%	13.31%	13.27%
Total capital in excess of minimum
requirement	$273,135	$317,780	$326,117	$300,006	$294,290
Total risk-weighted assets	$6,478,716	$6,308,139	$6,073,899	$5,647,658	$5,583,461
Leverage ratio	8.27%	8.33%	8.58%	9.77%	9.67%

OTHER CAPITAL RATIOS
Ending shareholders' equity to ending assets	10.09%	9.93%	10.32%	10.87%	10.98%
Ending tangible shareholders' equity to ending tangible assets	7.71%	7.53%	7.84%	9.08%	9.16%
Average shareholders' equity to average assets	10.12%	10.29%	10.67%	11.05%	10.95%
Average tangible shareholders' equity to average tangible assets	7.71%	7.83%	8.12%	9.23%	9.11%

REPURCHASE PROGRAM (2)
Shares repurchased	0	91,032	148,935	0	0
Average share repurchase price	N/A	$18.85	$18.68	N/A	N/A
Total cost of shares repurchased	N/A	$1,716	$2,783	N/A	N/A

(1) 2015 amounts and ratios are calculated under the Basel III standardized approach
(2) Represents share repurchases as part of publicly announced plans.
N/A = Not applicable